                                                                     Exhibit 4.6


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                         iBEAM BROADCASTING CORPORATION

                           STOCK SUBSCRIPTION WARRANT

                                                               February 25, 2000

      1.  General.
          -------
          (a) THIS CERTIFIES that, for value received, AMERICA ONLINE, INC. ("AOL") is entitled to subscribe for and purchase from iBEAM BROADCASTING CORPORATION, a Delaware corporation (the "Corporation"), at any time or from time to time during the period (the "Exercise Period") commencing on the date of a Stipulated Event and ending on the fourth anniversary of the date hereof, on the terms and subject to the provisions hereinafter set forth, a number of shares (subject to adjustment as provided herein) (the "Warrant Shares") of fully paid and non-assessable shares of Common Stock, $.0001 par value, of the Corporation determined by dividing $5,000,000 by the Exercise Price.

This Warrant is being issued pursuant to a System Services Agreement dated as of January 27, 2000 (the "Agreement"), between the Corporation and AOL. All terms used but not defined herein shall have the meanings set forth in the Agreement.

          (b) This Warrant shall become exercisable as to all of the Warrant Shares immediately upon the occurrence of a Stipulated Event. As used herein, the term "Stipulated Event" shall mean the earlier of (a) a Corporate Transaction (as hereinafter defined) or (b) three years from the date hereof or
(c) a termination of the Agreement, except for a termination by the Corporation for material breach by AOL. "Corporate Transaction" means (A) any consolidation or merger of the Corporation with or into any other corporation or other entity, other than any merger or consolidation resulting in the holders of the capital stock of the Corporation entitled to vote for the election of directors immediately prior to the transaction holding a majority of the capital stock of the surviving or resulting corporation or other entity entitled to vote for the election of directors, (B) any person or entity (including any affiliates thereof) becoming the holder of a majority of the capital stock of the Corporation entitled to vote for the election of directors, (C) any sale or other disposition by the Corporation of all or substantially all of its assets or capital stock or (D) a public offering (the "IPO") for the account of the Corporation of shares of capital stock of the Corporation pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act") with gross proceeds of at least $20,000,000.

          (c) The Exercise Price shall be (x) the price per share of the Corporation's Common Stock to the public in the IPO ( less per share underwriter commissions and discounts), or (y) if a Corporate Transaction other than an IPO occurs, or a Corporate Transaction does not occur by February 25, 2003, shall be $13.75 per share subject to adjustment as provided in Section 4.

     2.  Exercise of Warrant.  The rights represented by this Warrant may be
         -------------------
exercised by the holder hereof, as to those Warrant Shares for which this Warrant is then exercisable as determined in accordance with Section 1, in whole or in part, at any time or from time to time during the Exercise Period, by the surrender of this Warrant (properly endorsed) at the office of the Corporation at 645 Almanor Avenue, Suite 100 Sunnyvale, CA 94086, or at such other agency or office of the Corporation in the United States of America (the "Designated Office") as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation, and by payment (either in cash, by check, by cancellation of indebtedness and/or in shares of capital stock of the Corporation valued at Fair Market Value (as hereinafter defined) on the date of such exercise) to the Corporation of the Warrant Price for each Warrant Share being purchased. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the holder, and if this Warrant shall not have been exercised for all of the Warrant Shares, a new Warrant, registered in the name of the holder hereof, of like tenor to this Warrant, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised. The person in whose name any certificate for Warrant Shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     3.   Exchange of Warrant.
          -------------------
          (a) In addition to, and independent of, the rights of the holder of this Warrant set forth in Section 2 hereof, the holder hereof may at any time or from time to time after a Stipulated Event elect to receive, without the payment by the holder of any additional consideration, that number of Warrant Shares determined as hereinafter provided in this Section 3 by the surrender of this Warrant or any portion hereof to the Corporation, accompanied by an executed Notice of Exchange in substantially the form thereof attached hereto (the "Net Issue Election"). Thereupon, the Corporation shall issue to the holder hereof such number of fully paid and nonassessable Warrant Shares as is computed using the following formula:

                                  X = Y (A-B)
                                      -------
                                       A

where X = the number of Warrant Shares to be issued to the holder pursuant to this Section 3.

     Y = the number of Warrant Shares covered by this Warrant in respect of which the Net Issue Election is made pursuant to this Section 3.

     A = the Fair Market Value (as hereinafter defined) of one Warrant Share determined at the time the Net Issue Election is made pursuant to this
          Section 3 (the "Determination Date").

     B = the Warrant Price in effect under this Warrant at the time the Net Issue Election is made pursuant to this Section 3.

For purposes of the above calculation, "Fair Market Value" of one Warrant Share as of the Determination Date shall mean:

                (i) (A) if the Common Stock of the Corporation is not then traded on a national securities exchange, the average of the closing prices quoted on the National Association of Securities Dealers, Inc. Automated Quotation National Market System, if applicable, or the average of the last bid and asked prices of the Common Stock quoted in the over-the-counter-market or (B) if the Common Stock is then traded on a national securities exchange, the average of the high and low prices of the Common Stock listed on the principal national securities exchange on which the Common Stock is so traded, in each case for the twenty (20) trading days immediately preceding the Determination Date or, if such date is not a business day on which shares are traded, the next immediately preceding trading day;

                (ii) in the event of a Warrant Exchange in connection with a Corporate Transaction, the value per share of Common Stock received or receivable by each holder thereof (assuming for purposes of this determination, in the case of a sale of assets, the Corporation is liquidated immediately following such sale and the consideration paid to the Corporation is immediately distributed to its stockholders); and

                (iii) in all other circumstances, the fair market value per share of Common Stock as determined by a nationally recognized independent investment banking firm jointly selected by the Corporation and the holder of this Warrant or, if such selection cannot be made within five business days after delivery of the Notice of Exchange referred to above, by a nationally recognized independent investment banking firm selected by the American Arbitration Association then obtaining.

The closing of any Warrant Exchange shall take place at the offices of the Corporation on the date specified in the Notice of Exchange (the "Exchange Date"), which shall be not less than five and not more than 30 days after the delivery of such Notice. At such closing, the Corporation shall issue and deliver to the holder or its designee a certificate or certificates for the Warrant Shares to be issued upon such Warrant Exchange, registered in the name of the holder or such designee, and if such Warrant Exchange shall not have been for all Warrant Shares, a new Warrant, registered in the name of the holder, of like tenor to this Warrant for the number of shares still subject to this Warrant following such Warrant Exchange.

     4.   Adjustment of Warrant Price.
          ---------------------------

          (a) The Warrant Price shall be subject to adjustment from time to time as follows:

               (i) If, at any time during the Exercise Period, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be appropriately increased, in each case in proportion to such increase in outstanding shares.

               (ii) If, at any time during the Exercise Period, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Warrant Price shall be appropriately increased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be appropriately decreased, in each case, in proportion to such decrease in outstanding shares.

               (iii) Whenever the Warrant Price shall be adjusted as provided in this Section 4 the Corporation shall forthwith file, at the office of the Corporation or any transfer agent designated by the Corporation for the Common Stock, a statement, signed by its chief financial officer, showing in detail the facts requiring such adjustment and the adjusted Warrant Price. The Corporation shall also cause a copy of such statement to be sent by first-class certified mail, return receipt requested, postage prepaid, to each holder of a Warrant at his or its address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions set forth immediately below.

          (b) In the event the Corporation shall take any action of the types described in Section 4 or Section 12, the Corporation shall give notice to each holder of a Warrant in the manner set forth herein, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Warrant Price then in effect and the number, kind or class of shares or other securities or property which shall be delivered or purchasable upon the occurrence of such action or deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, the Corporation shall use reasonable efforts to provide such notice at least 20 days prior to the date so fixed, and in case of all other action, the Corporation shall use reasonable efforts to provide such notice at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     5.  Adjustment of Warrant Shares. Upon each adjustment of the Warrant Price
         ----------------------------
as provided in Section 4, the holder hereof shall thereafter be entitled to subscribe for and purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Shares equal to the product of (i) the number of Warrant Shares existing prior to such adjustment and (ii) the quotient obtained by dividing (A) the Warrant Price existing prior to such adjustment by (B) the new Warrant Price resulting from such adjustment. No fractional shares of Common Stock shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to this paragraph shall be eliminated without consideration.

     6.  Covenants as to Common Stock.  The Corporation covenants and agrees
         ----------------------------
that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant, will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that the Corporation will from time to time take all such action as may be requisite to assure that the stated or par value per share of Common Stock is at all times equal to or less than the then effective Warrant Price per share of Common Stock issuable upon exercise of this Warrant. The Corporation further covenants and agrees that the Corporation will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If and so long as the Common Stock issuable upon the exercise of the rights represented by this Warrant is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such capital stock.

     7.  No Shareholder Rights.  This Warrant shall not entitle the holder
         ---------------------
hereof to any voting rights or other rights as a shareholder of the Corporation.

     8.  Restrictions on Transfer of the Warrant Shares.
         ----------------------------------------------

         (a) The holder of this Warrant acknowledges that neither this Warrant nor the Warrant Shares have been registered under the Securities Act and the holder of this Warrant agrees that no sale, transfer, assignment, hypothecation or other disposition of the Warrant Shares shall be made (except for transfers to any entity controlled by or under common control with AOL, as evidenced by ownership of 50% or more of the outstanding voting stock of such entity) in the absence of (i) current registration statement under the Securities Act as to the Warrant Shares and the registration or qualification of the Warrant Shares under any applicable state securities laws is then in effect or (ii) an opinion of counsel reasonably satisfactory to the Corporation to the effect that such registration or qualification is not required. The Warrant Shares shall also be subject to the restrictions on transfer set forth in the Amended and Restated Investors' Rights Agreement dated as of February __, 2000 (the "Rights Agreement") by and among the Corporation and the investors listed on Schedule A thereto, as such agreement may be heretofore amended.

         (b) It is understood that the certificates evidencing the Warrant Shares may bear one or all of the following legends:

              (i) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such

     Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

              (ii) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

              (iii) "These securities are subject to a market-standoff of 180 days in connection with the Company's initial public offering."

     9.  Restrictions on Transfer of the Warrant.
         ---------------------------------------

         (a) Except as expressly permitted in the following sentence, this Warrant and the rights hereunder are not transferable by the holder hereof. Notwithstanding the foregoing, this Warrant may be assigned to any entity controlled by or under common control with (as evidenced by ownership of 50% or more of the outstanding voting stock of such entity) AOL. Subject to compliance with the restrictions on transfer set forth in this Section 9, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Corporation to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form attached hereto duly executed by the holder or its agent or attorney. Upon such surrender and delivery, the Corporation shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, if any. All Warrants issued upon any assignment of Warrants shall be the valid obligations of the Corporation, evidencing the same rights, and entitled to the same benefits as the Warrants surrendered upon such registration of transfer or exchange.

     (b) It is understood that each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

     10. Market Stand-Off Agreement. The holder hereof hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Corporation's initial public offering and ending on the date specified by the Corporation and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the holder hereof or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The underwriters in connection with the Corporation's initial public offering are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the Warrant Shares until the end of such period

     11.  Registration Rights.  The holder shall have the registration rights
          -------------------
set forth in the Rights Agreement with respect to the Warrant Shares.

     12.  Reorganizations, Etc.  In case, at any time during the Exercise
          --------------------
Period, of any capital reorganization, of any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing operation and which does not result in any change in the Common Stock) or of the sale of all or substantially all the properties and assets of the Corporation as an entirety to any other corporation, this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he had held the Common Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale. In any such reorganization or other action or transaction described above, appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Corporation will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation or entity (if other than the Corporation) resulting from such transaction or the corporation or entity purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered holder hereof at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

     13.  Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is
          --------------------------------------------
lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     14.  Modification and Waiver.  This Warrant and any provision hereof may be
          -----------------------
changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     15.  Notices.  All notices, advices and communications to be given or
          -------
otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopier or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, or by electronic mail, with a copy thereof to be sent by mail (as aforesaid) within 24 hours of such electronic mail, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addresser listing all parties:

          If to the Corporation, to:

               iBEAM Broadcasting Corporation
               645 Almanor Avenue, Suite 100
               Sunnyvale, California 94086
               Attention:  General Counsel
               Telecopier:  (408) 524-0567

     and

          If to AOL as follows:

               America Online, Inc.
               22000 AOL Way
               Dulles, Virginia  20166
               Attention:  General Counsel
               Telecopier:  (703) 265-2208

Or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received
(i) in the case of personal delivery or delivery by telecopier, on the date of such deliver, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (ii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. As used in this Section 15, "business day" shall mean any day other than a day on which banking institutions in the State of New York are legally closed for business.

     16.  Binding Effect on Successors; Survival.  This Warrant shall be binding
          --------------------------------------
upon any corporation succeeding the Corporation by merger, consolidation or acquisition of all or substantially all of the Corporation's assets. All of the obligations of the Corporation relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Corporation shall inure to the benefit of the successors of AOL.

     17.  Descriptive Headings and Governing Law.  The description headings of
          --------------------------------------
the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

     18.  Fractional Shares.  No fractional shares shall be issued upon exercise
          -----------------
of this Warrant. The Corporation shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then Fair Market Value of one Warrant Share.

                                     * * *

     IN WITNESS WHEREOF, the undersigned have caused this Warrant and Warrant Agreement to be executed by their duly authorized officers on the date first above written.

                              iBEAM BROADCASTING CORPORATION



                              By:__________________________________________
                                 Name:
                                 Title:

ATTEST: ____________________
        Secretary


                              AMERICA ONLINE, INC.



                              By:__________________________________________
                                 Name:
                                 Title:

                             FORM OF SUBSCRIPTION

     The undersigned, the holder of the Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, __________________ shares of common stock, $.0001 par value of iBEAM Broadcasting Corporation and herewith makes payment of $__________________ therefor, and requests that the certificates for such shares be issued in the name of and delivered to,
__________________________________________________________________, whose address is .

Dated:__________________________


                               _______________________________
                               (Signature)

                               _______________________________
                               (Address)

                               NOTICE OF EXCHANGE

                        (To be executed by the Holder in
                        order to exchange the Warrant.)

     The undersigned hereby irrevocably elects to exchange this Warrant into ____________________ shares (the foregoing number constituting the number of Warrant Shares to be issued pursuant to Section 3 of this Warrant) of common stock, $.0001 par value of iBEAM Broadcasting Corporation, minus any shares to be deducted from the foregoing number in accordance with the terms of this Warrant, according to the conditions thereof. The undersigned desires to consummate such exchange on .

Dated:____________________

                              __________________________________________
                              Name of Holder:

                              By:_______________________________________

                                ASSIGNMENT FORM

          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the under-signed under this Warrant, with respect to the number of shares of Common Stock set forth below:


Name and Address of Assignee                       No. of Shares of
----------------------------                       Common Stock
                                                   ------------



and does hereby irrevocably constitute and appoint ________ _____________ attorney-in-fact to register such transfer onto the books of iBEAM Broadcasting Corporation maintained for the purpose, with full power of substitution in the premises.

Dated:____________________      Print Name:___________________________
                                Signature:____________________________
                                Witness:______________________________


NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.